                                   EXHIBIT 21
                    SUBSIDIARIES OF MERCER INTERNATIONAL INC.

                                                                                  SHAREHOLDING
                                                                                 AT END OF YEAR
                                                            JURISDICTION       -------------------
                NAME OF SUBSIDIARY(1)                     OF INCORPORATION     DIRECT     INDIRECT
-----------------------------------------------------     ----------------     ------     --------
Dresden Papier GmbH..................................         Germany             -         100%
Papierfabrik Fahrbrucke GmbH.........................         Germany             -         100%
Spezialpapierfabrik Blankenstein GmbH................         Germany             -         100%
Zellstoff-und Papierfabrik Rosenthal GmbH & Co. KG...         Germany             -         100%

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(1)  All the subsidiaries are conducting business under their own names.